Exhibit 99.1

For Immediate Release:

Domtar Responds

Fort Mill, South Carolina — May 4, 2021 – Domtar (“Domtar” or the “Corporation”) (NYSE: UFS) (TSX: UFS), has been made aware of press speculation regarding discussions between the Corporation and Paper Excellence with respect to a possible business combination or acquisition.

In response to that speculation, Domtar acknowledges that its management has been in discussions with Paper Excellence about such a potential transaction. However, these discussions may or may not result in an agreement.

Domtar does not intend to make further comment unless or until there is a transaction to announce.

Forward-Looking Statements

Certain statements contained in this press release, the information incorporated herein by reference, and other written and oral statements made from time to time by us or on our behalf are based on current expectations, projections about operations, industry conditions, financial condition, and liquidity, may not relate strictly to historical or current facts and may contain forward-looking statements that reflect our current views with respect to future events and financial performance including the proposed transaction between Domtar and Paper Excellence. As such, they are considered “forward-looking statements” which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as “anticipate”, “believe”, “expect”, “intend”, “aim”, “target”, “plan”, “continue”, “estimate”, “project”, “may”, “will”, “should” and similar expressions. These forward-looking statements should be considered with the understanding that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. Many risks, contingencies and uncertainties could cause actual results to differ materially from our forward-looking statements.

About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and airlaid nonwovens. With approximately 6,400 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $3.7 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Contacts

Investors

Nicholas Estrela

Director

Investor Relations

Tel.: 514-848-5049

Media

David Struhs

Vice-President

Corporate Services & Sustainability

Tel.: 803-802-8031

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